UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SAPPHIRE INDUSTRIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	26-1159283
(State of incorporation or organization)	(IRS Employer Identification No.)

30 Rockefeller Plaza 62nd Floor New York, New York	10020
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock included in Units, par value $0.001 per share	American Stock Exchange

Warrants included in Units exercisable for Common Stock at an exercise price of $7.50 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-146620

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Sapphire Industrials Corp. (the “Registrant”). The description of the units, common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-146620), originally filed with the Securities and Exchange Commission on October 11, 2007, as thereafter amended and supplemented (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

Exhibit No.	Description

3.1****	Form of Amended and Restated Certificate of Incorporation

3.2***	Form of Amended and Restated By-laws

4.1*	Specimen Unit Certificate

4.2*	Specimen Common Stock Certificate

4.3*	Specimen Warrant Certificate

4.4**	Form of Warrant Agreement between the Registrant and Mellon Investor Services LLC.

10.13**	Form of Registration Rights Agreement among the Registrant and Lazard Funding Limited LLC.

*	Incorporated by reference to the exhibit of the same number filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-146620).

**	Incorporated by reference to the exhibit of the same number filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-146620).

***	Incorporated by reference to the exhibit of the same number filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-146620).

****	Incorporated by reference to the exhibit of the same number filed with Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-146620).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAPPHIRE INDUSTRIALS CORP.

Date: January 11, 2008	By:	/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1****	Form of Amended and Restated Certificate of Incorporation

3.2***	Form of Amended and Restated By-laws

4.1*	Specimen Unit Certificate

4.2*	Specimen Common Stock Certificate

4.3*	Specimen Warrant Certificate

4.4**	Form of Warrant Agreement between the Registrant and Mellon Investor Services LLC.

10.13**	Form of Registration Rights Agreement among the Registrant and Lazard Funding Limited LLC.

*	Incorporated by reference to the exhibit of the same number filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-146620).

**	Incorporated by reference to the exhibit of the same number filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-146620).

***	Incorporated by reference to the exhibit of the same number filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-146620).

****	Incorporated by reference to the exhibit of the same number filed with Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-146620).